UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2007
Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33459 (Commission File Number)	20-3934755 (IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA (Address of Principal Executive Offices)	92610 (Zip Code)
(949) 282-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On September 1, 2007, Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition of substantially all the assets and assumption of the operations of ten skilled nursing facilities and a hospice company, all of which are located in or around Albuquerque, New Mexico, for approximately $51.5 million, pursuant to an Asset Purchase Agreement, dated as of July 31, 2007, as amended, by and among the Company and certain affiliates of Laurel Healthcare Providers, LLC, a Delaware limited liability company.
     A copy of a press release issued by the Company on September 5, 2007, announcing the completion of the foregoing acquisition, is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 5, 2007, regarding the completion of the acquisition of the New Mexico facilities.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.
Registrant
Date: September 7, 2007	/s/ Roland Rapp
Roland Rapp
General Counsel, Secretary and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 5, 2007, regarding the completion of the acquisition of the New Mexico facilities.